                                                                   EXHIBIT 10.24

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                         SYKES ENTERPRISES, INCORPORATED
                                   as Borrower

                      CERTAIN SUBSIDIARIES OF THE BORROWER
                                  as Guarantors

                            THE LENDERS NAMED HEREIN

                                       and

                              BANK OF AMERICA, N.A.
                                    as Agent


                             Dated as of May 2, 2000


 ------------------------------------------------------------------------------


                         BANC OF AMERICA SECURITIES LLC
                     as Sole Lead Arranger and Book Manager


                                  SUNTRUST BANK
                              as Syndication Agent


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
                               TABLE OF CONTENTS

SECTION 1  DEFINITIONS........................................................................  25

   1.1   DEFINITIONS..........................................................................  25
   1.2   COMPUTATION OF TIME PERIODS..........................................................  39
   1.3   ACCOUNTING TERMS...................................................................... 39

SECTION 2  CREDIT FACILITY..................................................................... 39

   2.1   REVOLVING LOANS....................................................................... 39
   2.2   LETTER OF CREDIT SUBFACILITY.......................................................... 41
   2.3   SWINGLINE LOAN SUBFACILITY............................................................ 44

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES...................................... 46

   3.1   DEFAULT RATE.......................................................................... 46
   3.2   EXTENSION AND CONVERSION.............................................................. 46
   3.3   REDUCTIONS IN COMMITMENTS AND PREPAYMENTS............................................. 46
   3.4   REPLACEMENT OF LENDERS................................................................ 47
   3.5   FEES.................................................................................. 47
   3.6   EUROCURRENCY RESERVE COMPENSATION..................................................... 48
   3.7   CAPITAL ADEQUACY...................................................................... 48
   3.8   UNAVAILABILITY........................................................................ 49
   3.9   ILLEGALITY............................................................................ 49
   3.10  REQUIREMENTS OF LAW................................................................... 49
   3.11  TAXES................................................................................. 50
   3.12  INDEMNITY............................................................................. 52
   3.13  PRO RATA TREATMENT.................................................................... 52
   3.14  SHARING OF PAYMENTS................................................................... 52
   3.15  PAYMENTS, COMPUTATIONS, ETC........................................................... 53
   3.16  OBLIGATION OF LENDERS TO MITIGATE..................................................... 55

SECTION 4  GUARANTY............................................................................ 55

   4.1   THE GUARANTY.......................................................................... 55
   4.2   OBLIGATIONS UNCONDITIONAL............................................................. 55
   4.3   REINSTATEMENT......................................................................... 56
   4.4   CERTAIN ADDITIONAL WAIVERS............................................................ 57
   4.5   REMEDIES.............................................................................. 57
   4.6   RIGHTS OF CONTRIBUTION................................................................ 57
   4.7   CONTINUING GUARANTY................................................................... 57

SECTION 5  CONDITIONS.......................................................................... 58

   5.1   CONDITIONS TO CLOSING................................................................. 58
   5.2   CONDITIONS TO ALL EXTENSIONS OF CREDIT................................................ 59

SECTION 6  REPRESENTATIONS AND WARRANTIES...................................................... 59

   6.1   FINANCIAL CONDITION................................................................... 59
   6.2   NO CHANGE............................................................................. 59
   6.3   CORPORATE EXISTENCE; COMPLIANCE WITH LAW.............................................. 60
   6.4   CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS .............................. 60
   6.5   NO LEGAL BAR; NO DEFAULT.............................................................. 60
   6.6   NO MATERIAL LITIGATION................................................................ 60
   6.7   INVESTMENT COMPANY ACT................................................................ 61
   6.8   FEDERAL REGULATIONS................................................................... 61
   6.9   ERISA................................................................................. 61
   6.10  ENVIRONMENTAL MATTERS................................................................. 62


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

   6.11  PURPOSE OF EXTENSIONS OF CREDIT....................................................... 63
   6.12  CONSOLIDATED GROUP.................................................................... 63
   6.13  INTELLECTUAL PROPERTY................................................................. 63
   6.14  NO BURDENSOME RESTRICTIONS............................................................ 63
   6.15  TAXES................................................................................. 63

SECTION 7  AFFIRMATIVE COVENANTS............................................................... 64

   7.1   FINANCIAL STATEMENTS.................................................................. 64
   7.2   CERTIFICATES; OTHER INFORMATION....................................................... 64
   7.3   NOTICES............................................................................... 65
   7.4   PAYMENT OF OBLIGATIONS................................................................ 66
   7.5   CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE...................................... 66
   7.6   MAINTENANCE OF PROPERTY; INSURANCE.................................................... 66
   7.7   INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS................................ 66
   7.8   ENVIRONMENTAL LAWS.................................................................... 66
   7.9   FINANCIAL COVENANTS................................................................... 67
   7.10  AGENCY FEES........................................................................... 67
   7.11  ADDITIONAL GUARANTIES AND STOCK PLEDGES............................................... 67

SECTION 8  NEGATIVE COVENANTS.................................................................. 68

   8.1   INDEBTEDNESS.......................................................................... 68
   8.2   LIENS................................................................................. 69
   8.3   CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, CAPITAL EXPENDITURES, ETC.......... 70
   8.4   INVESTMENTS........................................................................... 71
   8.5   TRANSACTIONS WITH AFFILIATES.......................................................... 71
   8.6   FISCAL YEAR........................................................................... 71
   8.7   RESTRICTED PAYMENTS................................................................... 71
   8.8   SALE LEASEBACKS....................................................................... 71
   8.9   NO FURTHER NEGATIVE PLEDGES........................................................... 71

SECTION 9  EVENTS OF DEFAULT................................................................... 71

   9.1   EVENTS OF DEFAULT..................................................................... 72
   9.2   ACCELERATION; REMEDIES................................................................ 73

SECTION 10  AGENCY PROVISIONS.................................................................. 74

   10.1  APPOINTMENT........................................................................... 74
   10.2  DELEGATION OF DUTIES.................................................................. 74
   10.3  EXCULPATORY PROVISIONS................................................................ 74
   10.4  RELIANCE ON COMMUNICATIONS............................................................ 75
   10.5  NOTICE OF DEFAULT..................................................................... 75
   10.6  NON-RELIANCE ON AGENT AND OTHER LENDERS............................................... 75
   10.7  INDEMNIFICATION....................................................................... 76
   10.8  AGENT IN ITS INDIVIDUAL CAPACITY...................................................... 76
   10.9  SUCCESSOR AGENT....................................................................... 76

SECTION 11  MISCELLANEOUS...................................................................... 76

   11.1  NOTICES............................................................................... 77
   11.2  RIGHT OF SET-OFF...................................................................... 77
   11.3  BENEFIT OF AGREEMENT.................................................................. 77
   11.4  NO WAIVER; REMEDIES CUMULATIVE........................................................ 79
   11.5  PAYMENT OF EXPENSES, ETC.............................................................. 79
   11.6  AMENDMENTS, WAIVERS AND CONSENTS...................................................... 80
   11.7  COUNTERPARTS.......................................................................... 80
   11.8  HEADINGS.............................................................................. 81
   11.9  SURVIVAL.............................................................................. 81

   11.10    GOVERNING LAW, SUBMISSION TO JURISDICTION; VENUE................................... 81
   11.11    ARBITRATION........................................................................ 81
   11.12    SEVERABILITY....................................................................... 82
   11.13    ENTIRETY........................................................................... 82
   11.14    BINDING EFFECT; REPLACEMENT OF EXISTING LOAN AGREEMENT; TERMINATION................ 82
   11.15    JUDGMENT CURRENCY.................................................................. 83
   11.16    CONFIDENTIALITY.................................................................... 83
   11.17    SOURCE OF FUNDS.................................................................... 83
   11.18    CONFLICT........................................................................... 84
   11.19    WAIVER OF PAST DEFAULTS UNDER SECTION 8.1(E)....................................... 84
   11.20    RELEASE OF MCQUEEN INTERNATIONAL LIMITED........................................... 84


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

SCHEDULES

Schedule 2.1(a)            Lenders and Commitments
Schedule 2.1(b)(i)         Form of Notice of Borrowing
Schedule 2.1(e)            Form of Revolving Note
Schedule 2.3(d)            Form of Swingline Note
Schedule 3.2               Form of Notice of Extension/Conversion
Schedule 5.1(d)            Form of Secretary's Certificate
Schedule 6.6               Material Litigation
Schedule 6.12              Subsidiaries
Schedule 7.2(b)            Form of Officer's Compliance Certificate
Schedule 7.11              Form of Guarantor Joinder Agreement
Schedule 8.1               Indebtedness
Schedule 8.2               Liens
Schedule 8.4               Borrower's Investment Policy
Schedule 11.3(b)           Form of Assignment and Acceptance

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                  THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 2, 2000 (the "Credit Agreement"), is by and among

                  SYKES ENTERPRISES, INCORPORATED, a Florida corporation (the "Borrower");

                  CERTAIN SUBSIDIARIES OF THE BORROWER as may from time to time become a party hereto as Guarantors (the "Guarantors");

                  THE LENDERS NAMED HEREIN and such other lenders as may from time to time become a party hereto (the "Lenders");

                  BANK OF AMERICA, N.A., formerly NationsBank, N.A., as agent for the Lenders (the "Agent").

                               W I T N E S S E T H

         WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Credit Agreement dated as of February 27, 1998 (as amended by an Amendment No. 1 to Credit Agreement dated as of March 20, 1998, an Amendment No. 2 to Credit Agreement dated as of September 20, 1998 and an Amendment No. 3 to Credit Agreement dated as of January 18, 2000, the "Existing Credit Agreement");

         WHEREAS, McQueen International Limited and SHPS, Inc. became Guarantors under, and parties to, the Existing Credit Agreement pursuant to Guarantor Joinder Agreements dated as of February 27, 1998 and October 1998, respectively;

         WHEREAS, the parties hereto desire that the Existing Credit Agreement be amended and restated as set forth herein;

         WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement and continue to make the revolving credit facility described therein available to the Borrower on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                                   DEFINITIONS

         1.1      DEFINITIONS.

         As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "Affected Lender" means such term as defined in Section 3.9.

                  "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" shall have the meaning assigned to such term in the heading hereof, together with any successors or assigns.

                  "Agent Fee Letter" means that certain letter agreement, dated as of March 23, 2000, between the Borrower and Bank of America.

                  "Agent Fees" shall have the meaning assigned to such term in
         Section 3.5(c).

                  "Aggregate Revolving Committed Amount" means the aggregate amount of Revolving Commitments in effect from time to time, being initially ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).

                  "Applicable Percentage" means for any day, the rate per annum set forth below opposite the applicable Consolidated Leverage Ratio then in effect, it being understood that the Applicable Percentage for
         (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (ii) Eurocurrency Loans and the Letter of Credit Fee shall be the percentage set forth under the column "Eurocurrency Margin and Letter of Credit Fee" and (iii) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee".

           Pricing               Consolidated          Base Rate         Eurocurrency          Commitment
            Level                  Leverage             Margin        Margin and Letter            Fee
                                     Ratio                              of Credit Fee
           -------            -----------------        ---------      -----------------        -----------
               I                    > 2.5                .25%                1.75%                .375%

              II              > 1.75 but < 2.5             0%                1.50%                 .30%
                                         -

             III               > 1.0 but < 1.75            0%                1.25%                 .25%
                                       -

              IV               > .50 but < 1.0             0%                1.00%                 .20%
                                         -

               V                    < .50                  0%                 .75%                 .15%
                                    -

         The Applicable Percentage shall be determined and adjusted quarterly on the date five (5) Business Days after the date by which the annual and quarterly compliance certificates and related financial statements and information are required in accordance with the provisions of Sections 7.1(a) and (b) and Section 7.2(b), as appropriate (each date of a rate change as described in the sentence hereafter referred to as a "Rate Determination Date"); provided that (i) the initial Applicable Percentages shall be based on Pricing Level V and shall be adjusted as shown above based on the Consolidated Leverage Ratio; and (ii) in the event an annual or quarterly compliance certificate and the related financial statements and information are not delivered timely by the date required by the provisions of Sections 7.1(a) and (b) and Section 7.2(b), as appropriate, the Applicable Percentages shall be based on Pricing Level I until such time as an appropriate compliance certificate and the related financial statements and information are delivered, whereupon the applicable Pricing Level shall be adjusted based on the information contained in such compliance certificate and related financial statements and information. The Applicable Percentage shall be effective from a Rate Determination Date until the next such Rate Determination Date. The Agent shall determine the appropriate Applicable Percentages in the pricing matrix that is based on the Consolidated Leverage Ratio promptly upon receipt of the quarterly or annual compliance certificate and related financial information and shall promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Agent shall be conclusive absent manifest error. Adjustments in the Applicable Percentages shall be effective as to existing Extensions of Credit as well as new Extensions of Credit made thereafter.

                  "Approved Lender" shall have the meaning given to such term in the definition of "Cash Equivalents" contained in Section 1.1.

                  "Bank of America" means Bank of America, N.A., formerly NationsBank, N.A., or any successor thereto.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or any voluntary case seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors (provided, however, that this subclause (iii) shall exclude any voluntary dissolution permitted by Section 8.3(a)); or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due; or such Person shall by any act or failure to act consent to, approve of or act acquiesce in any of the foregoing or take any corporate action to effect any of the foregoing.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" shall have the meaning given to such term in the introductory paragraph hereof.

                  "Business" shall have the meaning given to such term in
         Section 6.10(b).

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in Charlotte, North Carolina or New York, New York, except that, when used in connection with a Eurocurrency Loan, a Business Day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England.

                  "Capital Expenditures" means all expenditures which in accordance with GAAP would be classified as capital expenditures.

                  "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Capital Lease Obligation" means the capital lease obligations relating to a Capital Lease determined in accordance with GAAP.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having in each case maturities of not more than twelve months from the date of acquisition, (b) time deposits and certificates of deposit, eurodollar time deposits and eurodollar certificates of deposit denominated in Dollars of (i) any Lender, or (ii) any domestic commercial bank of recognized standing (y) having capital and surplus in excess of $500,000,000 and (z) whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under
         Section 103 of the Code, having a long term rating of at least AA- or Aa-3 by S&P or Moody's, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or AAA (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a), (b), (c), (e) and (f).

                  "Change of Control" means either (i) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, but excluding John Sykes) hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of more than 30% of the then outstanding voting stock of the Borrower or (ii) a majority of the Board of Directors of the Borrower shall consist of individuals who are not Continuing Directors; "Continuing Director" means, as of any date of determination, (i) an individual who on the Closing Date was a member of the Borrower's Board of Directors and (ii) any new director whose nomination for election by the Borrower's shareholders was approved by a vote of a majority of the directors then still in office who were directors on the Closing Date.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

         References to sections of the Code shall be construed also to refer to any successor sections.

                  "Commitment" means (i) with respect to each Lender, such Lender's Revolving Commitment, (ii) with respect to the Swingline Lender, the Swingline Commitment, and (iii) with respect to the Issuing Lender, the Letter of Credit Commitment.

                  "Commitment Fee" means such term as defined in Section 3.5(a).

                  "Commitment Period" means the period from and including the Closing Date to but not including the earlier of (i) the Termination Date, or (ii) the date on which the Revolving Commitments shall terminate in accordance with the provisions of this Credit Agreement.

                  "Consolidated EBITR" means for any applicable period for the Consolidated Group, the sum of Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any Federal, state or other domestic and foreign income taxes plus rent expense plus non-cash charges (excluding depreciation and amortization), in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis, and in each case the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                  "Consolidated EBITDA" means for any applicable period for the Consolidated Group, the sum of Consolidated Net Income plus Consolidated Interest Expense plus all provisions for any Federal, state or other domestic and foreign income taxes plus depreciation, amortization and other non-cash charges, in each case on a consolidated basis determined in each case in accordance with GAAP applied on a consistent basis, and in each case the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                  "Consolidated Fixed Charge Coverage Ratio" means for any period, the ratio of Consolidated EBITR to Consolidated Fixed Charges.

                  "Consolidated Fixed Charges" means for any applicable period for the Consolidated Group, the sum of Consolidated Interest Expense plus rent expense, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis, and in each case the applicable period for the foregoing components shall be for the four consecutive quarters ending as of the date of determination.

                  "Consolidated Funded Debt" means Funded Debt of the Consolidated Group, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

                  "Consolidated Group" means the Borrower and its Subsidiaries.

                  "Consolidated Interest Expense" means for any period for the Consolidated Group, all interest expense, including the amortization of debt discount and premium, the interest component under Capital Leases, in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis, and in each case the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                  "Consolidated Leverage Ratio" means, as of the last day of any fiscal quarter, the ratio of Consolidated Funded Debt on such day to Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of such day.

                  "Consolidated Net Income" means for any applicable period, the net income of the Consolidated Group on a consolidated basis determined in accordance with GAAP applied on a consistent basis, and in each case the applicable period shall be for the four consecutive quarters ending as of the date of determination.

                  "Consolidated Net Worth" means total stockholders' equity of the Consolidated Group, in each case on a consolidated basis as determined in accordance with GAAP applied on a consistent basis.

                  "Consolidated Total Capitalization" means the sum of Consolidated Funded Debt plus Consolidated Net Worth plus the aggregate amount of all non-cash charges taken in connection with and as of the date of any acquisition permitted pursuant to Section 8.3(d).

                  "Continuing Director" shall have the meaning given to such term in the definition of "Change of Control" contained in Section 1.1.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Convention" shall have the meaning given to such term in
         Section 11.11 (b).

                  "Covered Foreign Subsidiary" means such term as is defined in
         Section 7.11.

                  "Credit Documents" means a collective reference to this Credit Agreement, the Notes, the LOC Documents, the Pledge Agreements, each Guarantor Joinder Agreement, the Agent's Fee Letter, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto.

                  "Credit Party" means the Borrower, any of the Guarantors or any of the Pledgors.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Lender" means, at any time, any Lender that, at such time, (i) has failed to make an Extension of Credit required pursuant to the terms of this Credit Agreement, (ii) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of the Credit Agreement or any other of the Credit Documents, or (iii) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Dollar Equivalent" means, on any date, with respect to an amount denominated in a currency other than Dollars, the amount of Dollars into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of such currency at its spot rate of exchange (inclusive of all reasonable related costs of conversion, if any are actually incurred) applicable to the relevant transaction at or about 10:00 A.M., Charlotte, North Carolina time, on such date.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Domestic Credit Party" means any Credit Party which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "Domestic Subsidiary" means any Subsidiary which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "Eligible Assignee" shall have the meaning given such term in
         Section 11.3(b).

                  "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, governmental agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity which is under common control with any member of the Consolidated Group within the meaning of
         Section 4001(a)(14) of ERISA, or is a member of a group which includes any member of the Consolidated Group and which is treated as a single employer under Sections 414(b) or (c) of the Code.

                  "Eurocurrency Loan" means any Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

                  "Eurocurrency Rate" means, for any Eurocurrency Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurocurrency Rate" shall mean, for any Eurocurrency Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

                  "Eurocurrency Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or other applicable authority or any successor thereof), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurocurrency Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurocurrency Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurocurrency Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

                  "Event of Default" means such term as defined in Section 9.1.

                  "Excess Funding Guarantor" means such term as defined in
         Section 4.6.

                  "Excess Payment" means such term as defined in Section 4.6.

                  "Existing Credit Agreement" means such term as defined in the introductory paragraphs hereof.

                  "Extension of Credit" means (i) as to any Lender, the making of a Revolving Loan by such Lender or the participation by such Lender in a Loan or Letter of Credit, (ii) as to the Issuing Lender, the issuance of a Letter of Credit, and (iii) as to the Swingline Lender, the making of a Swingline Loan.

                  "Fees" means all fees payable pursuant to Section 3.5.

                  "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                  "Foreign Credit Party" means a Credit Party which is not a Domestic Credit Party.

                  "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary.

                  "Funded Debt" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money,
         (ii) all purchase money Indebtedness of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iii) all Guaranty Obligations of such Person with respect to Funded Debt of another Person, (iv) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person, (v) all Funded Debt of another Person secured by a Lien on any Property of such Person, whether or not such Funded Debt has been assumed, provided that for purposes hereof the amount of such Funded Debt shall be limited to the greater of (A) the amount of such Funded Debt as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, and (vi) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Funded Debt of any Person shall include the Funded Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Funded Debt.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
         Section 1.3 hereof.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guaranteed Obligations" means all obligations of the Borrower to the Lenders and the Agent, whenever arising, under this Credit Agreement, the Notes or the Credit Documents relating to Loans hereunder, and all liabilities and obligations, whenever arising, owing from the Borrower to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement relating to Loans hereunder.

                  "Guarantor Joinder Agreement" means the Guarantor Joinder Agreement for Persons who become Guarantors after the Closing Date as provided in Section 7.11, a form of which is attached as Schedule 7.11.

                  "Guarantors" means such Persons as may become Guarantors hereunder in accordance with the provisions of Section 7.11.

                   "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or cash flow of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person, (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "Hedging Agreements" means any interest rate protection agreement or foreign currency exchange agreement permitted hereunder between a member of the Consolidated Group and any Lender, or any Affiliate of a Lender.

                  "Indebtedness" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than (x) trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof and (y) any obligations incurred under a pension, retirement or deferred compensation program or arrangement regulated under ERISA or the laws of a foreign government) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements (except supply agreements and other similar arrangements entered into in the ordinary course of business),
         (vi) all indebtedness and obligations of others secured by (or for which the holder of such indebtedness and obligations has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, provided that for purposes hereof the amount of such Indebtedness shall be limited to the greater of (A) the amount of such Indebtedness as to which there is recourse to such Person and (B) the fair market value of the property which is subject to the Lien, (vii) all Guaranty Obligations of such Person, (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (including, but not limited to, the Hedging Agreements), (x) the maximum amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (xi) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, and (xii) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product to which such Person is a party, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Indebtedness.

                  "Information" means such term as defined in Section 11.16.

                  "Intellectual Property" means such term as defined in Section 6.13.

                  "Interest Payment Date" means (i) as to any Base Rate Loan, the last Business Day of each March, June, September and December, the date of repayment in full of such principal of such Loan and the Termination Date and (ii) as to any Eurocurrency Loan or any Swingline Loan, the last day of each Interest Period for such Loan, the date of repayment of principal of such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurocurrency Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                  "Interest Period" means (a) as to any Eurocurrency Loan, a period of one, two, three or six month's duration, as the Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals), and (b) as to any Swingline Loan, a period commencing in each case on the date of the borrowing and ending on the date agreed to by the Borrower and the Swingline Lender in accordance with the provisions of Section 2.3(b)(i) (such ending date in any event to be not more than seven (7) Business Days from the date of borrowing); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period shall extend beyond the Termination Date, and (iii) in the case of Eurocurrency Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

                  "Investment", in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of, or equity interest in, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person.

                  "Issuing Lender" means Bank of America.

                  "Issuing Lender Fees" shall have the meaning assigned to such term in Section 3.5(b)(ii).

                  "Judgment Currency" means such term as defined in Section 11.15(a).

                  "Judgment Currency Conversion Date" means such term as defined in Section 11.15(a).

                  "Lenders" shall have the meaning given to such term in the introductory paragraph hereof.

                  "Letter of Credit" means any letter of credit, including without limitation any standby or trade letter of credit, issued by the Issuing Lender for the account of the Borrower in accordance with the terms of Section 2.2.

                  "Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(i).

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "Loan" or "Loans" means the Revolving Loans and/or the Swingline Loans (or any Swingline Loan bearing interest at the Base Rate or the Quoted Rate and referred to as a Base Rate Loan or a Quoted Rate Swingline Loan), individually or collectively, as appropriate.

                  "LOC Commitment" means the commitment of the Issuing Lender to issue Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

                  "LOC Committed Amount" shall have the meaning assigned to such term in Section 2.2.

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                  "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of the Consolidated Group taken as a whole, (ii) the ability of the Credit Parties taken as a whole to perform any material obligation under the Credit Documents to which they are a party or (iii) the rights and remedies of the Lenders under the Credit Documents.

                  "Material Subsidiary" means, as of any date of determination,
         (a) a direct or indirect Domestic Subsidiary of the Borrower or (b) a direct Foreign Subsidiary of a Domestic Credit Party, in each case that, together with its Subsidiaries on a consolidated basis, during the most recently ended four fiscal quarter period accounts for (or to which may be attributed) 15% or more of the Consolidated EBITDA or assets of the Consolidated Group.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such Borrower in the business of rating securities.

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan other than a Multiemployer Plan which any member of the Consolidated Group or any ERISA Affiliate of any member of the Consolidated Group and at least one employer other than any member of the Consolidated Group or any ERISA Affiliate of any member of the Consolidated Group are contributing sponsors.

                  "Non-Covered Subsidiaries" means such term as is defined in
         Section 7.11.

                  "Non-Excluded Taxes" means such term as is defined in Section 3.11(a).

                  "Note" or "Notes" means any Revolving Note or Revolving Notes or the Swingline Note, as the context may require.

                  "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 2.1(b)(i), as required by Section 2.1(b)(i) in the case of Revolving Loans.

                  "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Schedule 3.2, as required by Section 3.2.

                  "Obligation Currency" means such term as defined in Section 11.15(a).

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Parent" means the Person that owns directly the stock of a Subsidiary.

                  "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in any Letters of Credit or LOC Obligations as provided in Section 2.2(d), any Swingline Loans as provided in Section 2.3(b)(iii) or in any Revolving Loans as provided in Section 3.14.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "Permitted Liens" means the Liens described in subsections 8.2(a) through (k).

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which a member of the Consolidated Group or any ERISA Affiliate of a member of the Consolidated Group is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pledge Agreements" means (a) those certain pledge agreements dated as of the Closing Date executed by the Borrower in favor of the Agent with respect to 66% of the Voting Stock owned by the Borrower in McQueen International Limited and Oracle Service Networks Corporation and (b) any additional pledge agreements entered into in accordance with the provisions of Section 7.11, in each case as amended and modified, to secure on a pari passu basis the obligations owing under this Credit Agreement and the Indebtedness permitted by Section 8.1(g).

                  "Pledgors" means the Persons executing Pledge Agreements pursuant to Section 7.11.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Bank of America as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by Bank of America in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by Bank of America to any debtor).

                  "Pro Rata Share" such term as defined in Section 4.6.

                  "Properties" means such term as defined in Section 6.10.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Quoted Rate" means, with respect to any Quoted Rate Swingline Loan, the fixed percentage rate per annum offered by the Swingline Lender and accepted by the Borrower with respect to such Swingline Loan as provided in accordance with the provisions of Section 2.3.

                  "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at a Quoted Rate.

                  "Rate Determination Date" shall have the meaning given to such term in the definition of "Applicable Percentage" contained in Section 1.1.

                  "Register" shall have the meaning given such term in Section 11.3(c).

                  "Regulation D, G, T, U, or X" means Regulation D, G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Materials of Environmental Concern).

                  "Replacement Lender" means such term as defined in Section
         3.4.

                  "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation.

                  "Required Lenders" means, at any time, Lenders having more than fifty percent (50%) of the Commitments (and Participation Interests therein), or if the Commitments have been terminated, Lenders having more than fifty percent (50%) of the aggregate principal amount of the Loans outstanding (taking into account in each case Participation Interests or obligation to participate therein); provided that the Commitments of, and outstanding principal amount of Loans (taking into account Participation Interests therein) owing to, a Defaulting Lender shall be excluded for purposes hereof in making a determination of Required Lenders.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

                  "Responsible Officer" means the Chief Financial Officer or other duly authorized officer.

                  "Restricted Payment" means, without duplication, (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock now or hereafter outstanding, except a dividend payable solely in shares of that class to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock now or hereafter outstanding, and
         (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock.

                  "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1(a) (as such amount may be reduced from time to time in accordance with the provisions hereof), (i) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (ii) to purchase Participation Interests in Letters of Credit and LOC Obligations in accordance with the provisions of Section 2.2(d) and
         (iii) to purchase Participation Interests in Swingline Loans in accordance with the provisions of Section 2.3(b)(iii).

                  "Revolving Commitment Percentage" means, for each Lender, a fraction (expressed as a fraction) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the Aggregate Revolving Committed Amount at such time. The initial Revolving Commitment Percentages are set out on Schedule 2.1(a).

                  "Revolving Committed Amount" means, collectively, the aggregate amount of all of the Revolving Commitments as referenced in
         Section 2.1(a) and, individually, the amount of each Lender's Revolving Commitment as specified in Schedule 2.1(a).

                  "Revolving Loans" means such term as defined in Section 2.1.

                  "Revolving Note" or "Revolving Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans in substantially the form attached as Schedule 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

                  "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% voting interests at any time.

                  "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

                  "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.3(a).

                  "Swingline Lender" means Bank of America.

                  "Swingline Loan" shall have the meaning assigned to such term in Section 2.3(a).

                  "Swingline Note" means the promissory note of the Borrower in favor of the Swingline Lender in the original principal amount of $10,000,000, as such promissory note may be amended, modified, restated or replaced from time to time.

                  "Termination Date" means February 28, 2003, or if extended with the written consent of each of the Lenders, such later date as to which the Termination Date may be extended.

                  "Termination Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by a member of the Consolidated Group or any ERISA Affiliate of a member of the Consolidated Group from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple

         Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the complete or partial withdrawal of a member of the Consolidated Group or any ERISA Affiliate of a member of the Consolidated Group from a Multiemployer Plan.

                  "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

         1.2      COMPUTATION OF TIME PERIODS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3      ACCOUNTING TERMS.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 hereof (or, prior to the delivery of the first financial statements pursuant to Section 7.1 hereof, consistent with the financial statements referenced in
Section 6.1); provided, however, if (a) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made.

         Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenant set forth in Section 7.9(b) and for purposes of determining the "Applicable Percentage" in Section 1.1, income statement items attributable to Property acquired in accordance with the terms hereof (each, a "Permitted Acquisition") shall be included in such calculations to the extent relating to such applicable period. Any such Permitted Acquisition shall be deemed to have occurred as of the first day of the four fiscal quarter period ending as of the most recent fiscal quarter end preceding the date of such Permitted Acquisition, and (a) any Indebtedness incurred by the Borrower or any of its Subsidiaries in order to consummate such Permitted Acquisition shall be deemed to have been incurred on the first day of the applicable four fiscal quarter period and (b) if such Indebtedness has a floating or formula rate, then the implied rate of interest for such Indebtedness shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

                                    SECTION 2

                                 CREDIT FACILITY

         2.1      REVOLVING LOANS.

         (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars ("Revolving Loans") to the Borrower from time to time in the amount of such Lender's Revolving Commitment Percentage of such Revolving Loans as set forth on Schedule 2.1(a) for the purposes hereinafter set forth; provided that (i) with regard to each Lender individually, the outstanding principal amount of such Lender's Revolving Loans shall not exceed such Lender's Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the outstanding principal amount of all Revolving Loans plus the aggregate principal amount of outstanding LOC Obligations plus the aggregate principal amount of outstanding Swingline Loans shall not exceed the Aggregate Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurocurrency Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof.

         (b)      Revolving Loan Borrowings.

                           (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice pursuant to a Notice of Borrowing in the form set forth in Schedule 2.1(b)(i) (or telephone notice promptly confirmed in writing) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurocurrency Loans denominated in Dollars. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurocurrency Loans or a combination thereof, and if Eurocurrency Loans are requested, the Interest Period(s) therefor. If the Borrower shall fail to specify in any such Notice of Borrowing (i) an applicable Interest Period in the case of a Eurocurrency Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (ii) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Agent shall give notice to each affected Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                           (ii) Minimum Amounts. Each Revolving Loan shall be in a minimum aggregate principal amount of $2,500,000 (or in the case of Base Rate Loans, the remaining Revolving Committed Amount, if less), and integral multiples of $500,000 in excess thereof.

                           (iii)    Advances. Each Lender will make its
         Revolving Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower in the account specified in Section 3.15(b), or in such other account in the United States as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent together with any amounts advanced by the Agent under Section 3.13(b).

         (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

         (d)      Interest.  Subject to the provisions of Section 3.1,

                           (i) Base Rate Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a per annum rate equal to the sum of the Base Rate plus the Applicable Percentage;

                           (ii) Eurocurrency Loans. During such periods as Revolving Loans shall be comprised in whole or in part of Eurocurrency Loans, such Eurocurrency Loans shall bear interest at a per annum rate equal to the sum of the Eurocurrency Rate plus the Applicable Percentage.

Interest on Revolving Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         (e) Revolving Notes. The Revolving Loans shall be evidenced by a duly executed Revolving Note in favor of each Lender.

         (f) Maximum Number of Loans. The Borrower will be limited to the maximum aggregate number of 10 separate Loans outstanding at any time under
Section 2.1. For purposes hereof, as to Revolving Loans which are Base Rate Loans, all such Revolving Loans will be considered to be a single Loan and as to other types of Loans, each type of Loan will be considered to be a separate Loan and Loans with different Interest Periods will be considered to be separate Loans.

         2.2      LETTER OF CREDIT SUBFACILITY.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Lenders will participate in the issuance by the Issuing Lender from time to time of such Letters of Credit in Dollars from the Closing Date until the Termination Date as the Borrower may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the LOC Obligations outstanding shall not at any time exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "LOC Committed Amount") and (ii) the outstanding principal amount of all Revolving Loans plus the aggregate principal amount of outstanding LOC Obligations plus the aggregate principal amount of outstanding Swingline Loans shall not exceed the Aggregate Revolving Committed Amount. No Letter of Credit shall as originally issued or as extended, have an expiry date extending beyond the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted by the Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount, expiry date as well as any payment or expirations which may have occurred.

                  (c) Participation. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the applicable Issuing Lender in such Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Letter of Credit (based on the respective Revolving Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to the Issuing Lender its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to otherwise reimburse the Issuing Lender for such drawing, the Borrower shall be deemed to have requested that the Lenders make a Loan in the amount of the drawing as provided in subsection (e) hereof on the related Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. The Borrower promises to reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Loan obtained hereunder or otherwise) in same day funds. If the Borrower shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date that such Lender is required to make payments of such amount pursuant to the preceding sentence, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations of the Borrower hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower with respect thereto.

                  (e) Repayment with Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Loan advance to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Loan has been requested or deemed requested by the Borrower to be made in connection with a drawing under a Letter of Credit, in which case a Loan advance comprised of Base Rate Loans (or Eurodollar Loans to the extent the Borrower has complied with the procedures of Section 2.1(b)(i) with respect thereto) shall be immediately made to the Borrower by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Loans otherwise required hereunder,
         (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists,
         (iv) failure for any such request or deemed request for Loan to be made by the time otherwise required hereunder, (v) whether the date of (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Issuing Lender such participation in the outstanding LOC Obligations as shall be necessary to cause each such Lender to share in such LOC Obligations ratably (based upon the respective Revolving Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by the Borrower in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Credit Agreement, including without limitation Section 2.2(a) hereof, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower, provided that notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

                  (g) Renewal, Extension. The renewal or extension of any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (h) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

                  (i)      Indemnification; Nature of Issuing Lender's Duties.
                  (i) In addition to its other obligations under this Section 2.2, the Borrower hereby agrees to protect, indemnify, pay and save each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that such Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Borrower and the Lenders (including the Issuing Lender), the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Lender (including the Issuing Lender) shall be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of such Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of a Lender's (including the Issuing Lender's) rights or powers hereunder.

                           (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Lender (including the Issuing Lender), under or in connection with any Letter of Credit or the related certificates, if taken or omitted without gross negligence or bad faith, shall not put such Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify each Lender (including the Issuing Lender), against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. No Lender (including the Issuing Lender) shall, in any way, be liable for any failure by such Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Lender.

                           (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of the Borrower contained in subsection (d) above. The obligations of the Borrower under this subsection (i) shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Lenders (including the Issuing Lender) to enforce any right, power or benefit under this Credit Agreement.

                           (v) Notwithstanding anything to the contrary contained in this subsection (i), the Borrower shall have no obligation to indemnify any Lender (including the Issuing Lender) in respect of any liability incurred by such Lender
                  (A) arising out of the gross negligence or willful misconduct of such Lender, as determined by a court of competent jurisdiction, or (B) caused by the Issuing Lender's failure to pay under any Letter of Credit after presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, as determined by a court of competent jurisdiction, unless such payment is prohibited by any law, regulation, court order or decree.

                  (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender hereunder to the Lenders are only those expressly set forth in this Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this Section
         2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (k) Conflict with LOC Documents. In the event of any conflict between this Credit Agreement and any LOC Document (including any letter of credit application), this Credit Agreement shall control.

         2.3      SWINGLINE LOAN SUBFACILITY.

                  (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties herein set forth, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans requested by the Borrower in Dollars to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided, however, (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TEN MILLION DOLLARS ($10,000,000.00) (the "Swingline Committed Amount"), and (ii) the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding LOC Obligations plus the aggregate principal amount of outstanding Swingline Loans shall not exceed the Revolving Committed Amount. Swingline Loans hereunder shall be made as Base Rate Loans or Quoted Rate Swingline Loans as the Borrower may request in accordance with the provisions of this Section 2.3, and may be repaid and reborrowed in accordance with the provisions hereof.

                  (b)      Swingline Loan Advances.

                           (i) Notices; Disbursement. Whenever the Borrower desires a Swingline Loan advance hereunder it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 2:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan or a Quoted Rate Swingline Loan and shall have such maturity date as the Swingline Lender and the Borrower shall agree upon receipt by the Swingline Lender of any such notice from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to the Borrower by 3:30 P.M. (Charlotte,

                  North Carolina time) on the Business Day of the requested borrowing.

                           (ii) Minimum Amounts. Each Swingline Loan advance shall be in a minimum principal amount of $100,000 and in integral multiples of $50,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                           (iii) Repayment of Swingline Loans. The principal amount of all Swingline Loans shall be due and payable on the earlier of (A) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Loan (which maturity date shall not be a date more than seven (7) Business Days from the date of advance thereof) or (B) the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case the Borrower shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section 9.1 and upon acceleration of the indebtedness hereunder and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required hereunder, (II) whether any conditions specified in Section
                  5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required hereunder, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made hereunder or (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 3.3), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and
                  (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by the Borrower in accordance with the terms of subsection (c)(ii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

                  (c)      Interest on Swingline Loans.

                           (i) Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest as follows:

                                    (A)      Base Rate Loans. If such Swingline
                           Loan is a Base Rate Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 365 days) equal to the Base Rate plus the Applicable Percentage.

                                    (B)      Quoted Rate Swingline Loans. If
                           such Swingline Loan is a Quoted Rate Swingline Loan, at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Quoted Rate applicable thereto.

                  Notwithstanding any other provision to the contrary set forth in this Credit Agreement, in the event that the principal amount of any Quoted Rate Swingline Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a Base Rate Loan at the end of such Interest Period.

                           (ii) Payment of Interest. Interest on Swingline Loans shall be payable in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

                  (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in an original principal amount equal to the Swingline Committed Amount substantially in the form of Schedule 2.3(d).

                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1      DEFAULT RATE.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base
Rate).

         3.2      EXTENSION AND CONVERSION.

         Subject to the terms of Section 5.2, the Borrower shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another interest rate type; provided, however, that (i) except as provided in Section 3.9, Eurocurrency Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurocurrency Loans may be extended, and Base Rate Loans may be converted into Eurocurrency Loans, only if no Default or Event of Default is in existence on the date of extension or conversion and the conditions set forth in subsections (a), (b) and (c) of Section 5.2 have been satisfied, (iii) Loans extended as, or converted into, Eurocurrency Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), (iv) any request for extension or conversion of a Eurocurrency Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (v) Swingline Loans may not be extended or converted pursuant to this Section 3.2. Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion in the form of Schedule 3.2 (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M. (Charlotte, North Carolina time) on the Business Day of, in the case of the conversion of a Eurocurrency Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurocurrency Loan as, or conversion of a Base Rate Loan into, a Eurocurrency Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (a), (b) and (c) of Section 5.2. In the event the Borrower fails to request extension or conversion of any Eurocurrency Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then such Eurocurrency Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan.

         3.3      REDUCTIONS IN COMMITMENTS AND PREPAYMENTS.

         (a) Voluntary Reduction in Revolving Commitment. The Borrower may from time to time permanently reduce the aggregate amount of the Revolving Commitments in whole or in part without premium or penalty upon three (3) Business Days' prior written notice to the Agent; provided that after giving effect to any such voluntary reduction the outstanding principal balance of the Revolving Loans plus the aggregate principal amount of outstanding LOC Obligations plus the aggregate principal amount of outstanding Swingline Loans shall not exceed the Aggregate Revolving Committed Amount, as reduced hereunder. Partial reductions in the aggregate Revolving Commitment shall in each case be in a minimum aggregate amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

         (b) Mandatory Prepayment on Revolving Loans. If at any time the outstanding principal balance of the Revolving Loans plus the aggregate principal amount of outstanding LOC Obligations plus the aggregate principal amount of outstanding Swingline Loans shall exceed the Aggregate Revolving Committed Amount, as reduced from time to time hereunder, the Borrower shall immediately make payment on the Loans in an amount sufficient to eliminate the deficiency. Any such mandatory prepayments shall be applied first to Base Rate Loans and then to Eurocurrency Loans in direct order of their Interest Period maturities.

         (c) Voluntary Prepayments. Loans may be prepaid in whole or in part without premium or penalty; provided that (i) Eurocurrency Loans may not be prepaid other than at the end of the Interest Period applicable thereto and only then on three (3) Business Days' prior written notice to the Agent, (ii) any prepayment of Eurocurrency Loans or Quoted Rate Swingline Loans will be subject to Section 3.12, and (iii) each such partial prepayment shall be (A) in the case of Revolving Loans, in a minimum aggregate principal amount of $2,500,000 and integral multiples of $500,000 in excess thereof and (B) in the case of Swingline Loans, in a minimum principal amount of $100,000 and multiples of $50,000 in excess thereof (or, if less, the full remaining amount of the then outstanding Swingline Loans). Voluntary prepayments on the Revolving Loans may be reborrowed in accordance with the provisions hereof. Any such voluntary prepayments shall be applied first to Base Rate Loans and then to Eurocurrency Loans in direct order of their Interest Period maturities.

         (d) Notice. Except as otherwise provided herein, the Borrower will provide notice to the Agent of any prepayment by 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the Business Day of prepayment.

         3.4      REPLACEMENT OF LENDERS.

         If any Lender either (i) becomes a Defaulting Lender or (ii) delivers a notice to the Borrower pursuant to Sections 3.6, 3.7 or 3.10, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more Eligible Assignees (collectively, the "Replacement Lender"), provided that (A) at the time of any replacement pursuant to this Section 3.4, the Replacement Lender shall enter into one or more assignment agreements substantially in the form of Schedule 11.3(b) pursuant to, and in accordance with the terms of, Section 11.3(b) (and with all fees payable pursuant to said Section 11.3(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the rights and obligations of the Replaced Lender hereunder and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (x) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (y) all accrued but theretofore unpaid, fees and other amounts owing to the Replaced Lender pursuant to Section 3.5 and (B) all obligations of the Borrower owing to the Replaced Lender (including all obligations, if any, owing pursuant to Section 3.6, 3.7 or 3.10, but excluding those obligations specifically described in clause (A) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full by the Borrower to such Replaced Lender concurrently with such replacement.

         3.5      FEES.

         (a) Commitment Fee. In consideration of the Revolving Commitments hereunder, the Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee") equal to the Applicable Percentage per annum on the average daily unused amount of the aggregate Revolving Committed Amount for the applicable period (it being understood and agreed that Swingline Loans shall not count as usage for such calculation). The Commitment Fee shall accrue from the Closing Date and shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the immediately preceding quarter (or portion thereof) beginning with the first such date to occur after the Closing Date.

         (b)      Letter of Credit Fees.

                  (i) Letter of Credit Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrower promises to pay to the Agent for the account of each Lender a fee (the "Letter of Credit Fee") on such Lender's Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Letter of Credit Fee will be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof).

                  (ii) Issuing Lender Fees. In addition to the Letter of Credit Fee payable pursuant to clause (i) above, the Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders (A) a letter of credit fronting fee of 0.125% per annum on the average daily maximum amount available to be drawn under each Letter of Credit computed at the per annum rate for each day from the date of issuance to the date of expiration (which fronting fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or a portion thereof)) and (B) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

         (c) Administrative Fees. The Borrower agrees to pay to the Agent, for its own account, the annual administrative fee and other fees (collectively, the "Agent Fees") as referred to in the Agent Fee Letter.

         3.6      EUROCURRENCY RESERVE COMPENSATION.

         For so long as any Lender maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on any Eurocurrency Loans is determined) in accordance with any Requirement of Law and, as a result, the cost to such Lender of making or maintaining any of its Eurocurrency Loans is increased, then such Lender may require the Borrower to pay, contemporaneously with each payment of interest on such Eurocurrency Loans of such Lender, additional interest at a rate per annum up to but not exceeding the excess of (i) (A) the applicable Eurocurrency Rate divided by (B) one minus the Eurocurrency Reserve Percentage over (ii) the applicable Eurocurrency Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Agent, in which case such additional interest on the Eurocurrency Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three (3) Business Days after the giving of such notice and (y) shall furnish to the Borrower at least five (5) Business Days prior to each date on which interest is payable on the Eurocurrency Loans a certificate setting forth the amount to which such Lender is then entitled under this Section 3.6 (which shall be consistent with such Lender's good faith estimate of the level at which the related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Borrower may reasonably request as to the computation set forth therein.

         3.7      CAPITAL ADEQUACY.

         If any Lender has determined, that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, in each case after the date hereof, or compliance by such Lender or any controlling corporation of such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets (or that of any controlling corporation of such Lender) as a consequence of its commitments or obligations hereunder to a level below that which such Lender or any controlling corporation of such lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies (or those of any controlling corporation of such Lender) with respect to capital adequacy), then, upon five Business Days' notice from such Lender to the Borrower, accompanied by a certificate from such Lender setting forth the additional amount or amounts to be paid to it hereunder, the Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender or any such controlling corporation of such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         3.8      UNAVAILABILITY.

         In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurocurrency Loan of any amount, Interest Period or currency, the Agent shall have determined or shall have been notified by the Required Lenders (a) that deposits in the relevant amount in the relevant currency and for the relevant Interest Period are not available in the relevant market to any Lender, or that reasonable means do not exist for ascertaining the Eurocurrency Rate for any such Loan, or (b) that the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurocurrency Loan during such Interest Period, the Agent shall promptly give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurocurrency Loan of the affected amount, Interest Period or currency, or a conversion to or continuation of a Eurocurrency Loan of the affected amount, Interest Period or currency, shall be deemed rescinded. Each determination by the Agent hereunder shall be conclusive absent manifest error.

         3.9      ILLEGALITY.

         (a) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan, then such Lenders, together with Lenders giving notice under Section 3.8 and 3.10, shall be an "Affected Lender" and by written notice to the Borrower and to the Agent:

                  (i) such Lender may declare that Eurocurrency Loans will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon any request for a Eurocurrency Loan shall, as to such Lender only, be deemed a request for a Base Rate Loan, unless such declaration shall be subsequently withdrawn; and

                  (ii) such Lender may require that all outstanding Eurocurrency Loans made by it be converted to Base Rate Loans, in which event all such Eurocurrency Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion, of such Eurocurrency Loans.

         (b) For purposes of this Section 3.9, a notice to the Borrower by any Lender shall be effective as to each such Loan, if lawful, on the last day of the Interest Period currently applicable to such Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         3.10     REQUIREMENTS OF LAW.

         If, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

                  (a) shall subject such Lender to any additional tax of any kind whatsoever with respect to any Letter of Credit, any Eurocurrency Loans made by it or its obligation to make Eurocurrency Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for (i) Non-Excluded Taxes covered by Section 3.11 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.11(b)) and (ii) changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof));

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder or any additional interest payable under Section 3.6; or

                  (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurocurrency Loans made by such Lender hereunder to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.12. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this Section 3.10 has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.11     TAXES.

         (a) Except as provided below in this subsection, all payments made by the Borrower under this Credit Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding: (i) taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and (ii) all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed (A) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof, or (B) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Credit Agreement or any Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Notes, (1) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Credit Agreement and any Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes imposed by the United States federal government and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any such Non-Excluded Taxes are payable by the Borrower, and
(2) as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (X)      (i)      on or before the date of any payment by
         the Borrower under this Credit Agreement or Notes to such Lender, deliver to the Borrower and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                           (ii)     deliver to the Borrower and the Agent two
         (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                           (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                  (Y)      Each Lender or transferee that is not a "bank" under
         Section 881(c)(3)(A) of the Internal Revenue Code thereof shall:

                           (i) on or before the date it becomes a party to this Credit Agreement (or, in the case of a participant, on or before the date such participant becomes a participant hereunder), deliver to the Borrower and the Agent (A) a statement under penalties of perjury that such Lender or transferee (x) is not a "bank" under Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 811(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code and (B) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form;

                           (ii) deliver to the Borrower and the Agent two further properly completed and duly executed copies of such Form W-8 if the prior form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower; and

                           (iii) obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by the Borrower or the Agent;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent. Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.12     INDEMNITY.

         The Borrower promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) the failure by the Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans or Quoted Rate Swingline Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Credit Agreement, (b) the failure by the Borrower in making any prepayment of a Eurocurrency Loan or a Quoted Rate Swingline Loan after the Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or (c) the making of a prepayment of Eurocurrency Loans or Quoted Rate Swingline Loans on a day which is not the last day of an Interest Period with respect thereto. Any payment required by this Section 3.12 by the Borrower to any Lender shall be made immediately upon the demand of such Lender. With respect to Eurocurrency Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurocurrency Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. The covenants of the Borrower set forth in this Section 3.12 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.13     PRO RATA TREATMENT.

         Except to the extent otherwise provided herein:

                  (a) Loans. Each Extension of Credit and payments of principal, interest and fees (including the Commitment Fee and the Letter of Credit Fee) on or in respect thereof and each reduction in Commitments, relating thereto, and each conversion or extension of such Loans and obligations shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Revolving Loans and Participation Interests.

                  (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its ratable share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor hereunder, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

         3.14     SHARING OF PAYMENTS.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligation or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.14 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.14 to share in the benefits of any recovery on such secured claim.

         3.15     PAYMENTS, COMPUTATIONS, ETC.

         (a) Currency of Payments. Each payment on account of an amount due from any Credit Party hereunder or under any other Credit Document shall be made by such Credit Party to the Agent for the pro rata account of the Lenders entitled to receive such payment as provided herein in the currency in which such amount is denominated and in such funds as are customary at the place and time of payment for the settlement of international payments in such currency. Upon request, the Agent will give the Credit Parties a statement showing the computation used in calculating such amount, which statement shall be conclusive in the absence of manifest error. The obligation of each Credit Party to make each payment on account of such amount in the currency in which such amount is denominated shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent such tender or recovery shall result in the actual receipt by the Agent of the full amount in the appropriate currency payable hereunder. Each Credit Party agrees that its obligation to make each payment on account of such amount in the currency in which such amount is denominated shall be enforceable as an additional or alternative claim for recovery in such currency of the amount (if any) by which such actual receipt shall fall short of the full amount of such currency payable hereunder, and shall not be affected by judgment being obtained for such amount.

         (b) Place and Manner of Payments. Except as otherwise specifically provided herein, all payments hereunder shall be made to the Agent in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, prior to 10:00 A.M., local time in the place where such payment is required to be made pursuant to this subsection (b), on the date due at:
     Bank of America, N.A.
     Independence Center, 15th Floor
     NC1-001-15-04
     101 N. Tryon Street
     Charlotte, North Carolina 28255
     Attn: Agency Administrative Services
     ABA Routing No.: 053000196
     Account No: 1366212250600
     Reference: Sykes Enterprises, Incorporated or at such other place as may be designated by the Agent to the Borrower in writing. Any payments received after such time shall be deemed received on the next succeeding Business Day. The Agent may, but shall not be obligated to, charge any account of the Borrower at the Agent for the payment when due of all amounts payable by the Borrower hereunder. The Borrower shall, at the time the Borrower makes any payment under this Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms hereof, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by the Borrower hereunder, subject to the terms of Section 3.13(a)). The Agent shall promptly remit in same day funds to each Lender such Lender's share, if any, of payments received by the Agent for the account of such Lender. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurocurrency Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.

         (c) Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Credit Agreement to the contrary after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of the Loans, LOC Obligations or any other amounts outstanding under any of the Credit Documents or in respect of any collateral (if any) shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents and any protective advances made by the Agent with respect to the collateral (if any) under or pursuant to the terms of the Pledge Agreements;

                  SECOND, to the payment of all reasonable out-of-pocket costs and expenses, (including without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Revolving Loans or other obligations hereunder owing to such Lender;

                  THIRD, to payment of any fees owed to the Agent;

                  FOURTH, to the payment of all accrued interest and fees in respect of the Loans and other obligations hereunder;

                  FIFTH, to the payment of the outstanding principal amount of the Loans and other obligations hereunder (including the payment or cash collateralization of the outstanding LOC Obligations);

                  SIXTH, to all other obligations which shall have become due and payable under the Credit Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and LOC Obligations held by such Lender bears to the aggregate then outstanding Loans and LOC Obligations) of amounts available to be applied pursuant to clauses "SECOND", "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 3.15(c).

         3.16     OBLIGATION OF LENDERS TO MITIGATE.

         Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Sections 3.7, 3.8, 3.9, 3.10 or 3.11, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Sections 3.7, 3.8, 3.9, 3.10 or
3.11 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or would not be otherwise disadvantageous to the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this Section 3.16 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending as described in clause (i) above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 3.16 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to Agent) shall be conclusive absent manifest error.

                                    SECTION 4

                                    GUARANTY

         4.1      THE GUARANTY.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender and to each Affiliate of a Lender that enters into a Hedging Agreement and to the Agent as hereinafter provided, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents or Hedging Agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code or other applicable laws).

         4.2      OBLIGATIONS UNCONDITIONAL.

         The respective obligations of the Guarantors under Section 4.1 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this
Section 4.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. The Borrower and Lender agrees that each Guarantor shall, to the extent of any payments made by such Guarantor under this Section 4, be subrogated to the rights, claims and interests of the Lenders so paid, provided, however that no Guarantor shall recover on any such right, claim or interest arising through subrogation or any indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Guaranteed Obligations for amounts paid under this Section 4 until such time as the Lenders (and any Affiliates of Lenders entering into Hedging Agreements) have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents or Hedging Agreements. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

                  (iv) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

                  (v) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Hedging Agreement or any other agreement or instrument referred to in the Credit Documents or Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

         4.3      REINSTATEMENT.

         The respective obligations of each of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations of such Guarantor is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.4      CERTAIN ADDITIONAL WAIVERS.

         Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of the rights of subrogation pursuant to Section 4.2.

         4.5      REMEDIES.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.1.

         4.6      RIGHTS OF CONTRIBUTION.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 4.6), pay to such Excess Funding Guarantor an amount equal to such other Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 4, and such Excess Funding Guarantor shall not recover with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean any Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranteed Obligations; (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations, and (iii) "Pro Rata Share", for the purposes of this
Section 4.6, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this
Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

         4.7      CONTINUING GUARANTY.

         The guaranty in this Section 4 is a continuing guaranty, and shall apply to all Guaranteed Obligations whenever arising.

                                    SECTION 5

                                   CONDITIONS

         5.1      CONDITIONS TO CLOSING.

         This Credit Agreement shall become effective and new Extensions of Credit may be made upon the satisfaction of the following conditions precedent:

                  (a) Execution of Credit Agreement and Credit Documents. Receipt by the Agent of (i) multiple counterparts of this Credit Agreement, (ii) a Revolving Note for the account of each Lender, (iii) a Swingline Note for the account of the Swingline Lender and (iv) those Pledge Agreements executed as of the Closing Date, in each case executed by the appropriate parties.

                  (b) Legal Opinion of Counsel. Receipt by the Agent of multiple counterparts of opinions of counsel for the Credit Parties relating to the Credit Documents and the transactions contemplated herein, in form and substance satisfactory to the Agent and its counsel.

                  (c) Corporate Documents. Receipt by the Agent of the following (or their equivalent) for each of the Credit Parties:

                           (i) Articles of Incorporation. Copies of the articles of incorporation or charter documents certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                           (ii) Resolutions. Copies of resolutions of the Board of Directors approving and adopting the respective Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iii) Bylaws. Copies of the bylaws certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                           (iv)     Good Standing. Copies, where applicable, of
                  (i) certificates of good standing, existence or its equivalent certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a material adverse effect on the business or operations in such state and (ii) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                  (d) Secretary's Certificate. The Agent shall have received a certificate of a duly authorized officer of the Borrower and the other Credit Parties hereunder dated the Effective Date, substantially in the form of Schedule 5.1(d) with appropriate insertions and attachments.

                  (e) Fees. Receipt by the Agent of all fees, if any, owing pursuant to the Agent's Fee Letter, Section 3.5 or otherwise.

                  (f) Subsection 5.2 Conditions. The conditions specified in Sections 5.2 shall be satisfied on the Closing Date as if Extensions of Credit were to be made on such date.

                  (g) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Agent and its counsel.

         5.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                  (a) Representations and Warranties. The representations and warranties made by the Borrower and the other Credit Parties herein or in any other Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date).

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

                  (c) Additional Conditions to Revolving Loans. If such Extension of Credit is made pursuant to Section 2.1, all conditions set forth therein shall have been satisfied.

                  (d) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to Section 2.2, all conditions set forth therein shall have been satisfied.

                  (e) Additional Conditions to Swingline Loans. If such Extension of Credit is made pursuant to Section 2.3, all conditions set forth therein shall have been satisfied.

         Each request for Extension of Credit and each acceptance by the Borrower of an Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a), (b), (c), (d) and (e) of this subsection have been satisfied.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Credit Agreement and to make the Extensions of Credit herein provided for, each of the members of the Consolidated Group party hereto hereby represents and warrants to the Agent and to each Lender that:

         6.1      FINANCIAL CONDITION.

         Each of the financial statements described below have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby are complete and correct in all material respects and present fairly the financial condition and results from operations of the entities and for the periods specified, subject in the case of interim Borrower-prepared statements to normal year-end adjustments:

                           (i) audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries dated as of December 31, 1998 and December 31, 1999, together with related statements of income and cash flows certified by Ernst & Young LLP, certified public accountants; and

                           (ii)     [intentionally omitted].

         6.2      NO CHANGE.

             (i) Since December 31, 1999, there has been no development or event which has had a Material Adverse Effect (other than as disclosed in press releases issued by the Borrower on or prior to April 25, 2000 and as disclosed in the bank meeting for the Lenders held on April 5, 2000), and (ii) no Restricted Payments have been made or declared or are contemplated by any members of the Consolidated Group except to the extent permitted hereunder.

         6.3      CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

         Each of the members of the Consolidated Group (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other necessary power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or partnership and, to the extent applicable under local law, in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing would not, in the aggregate, have a Material Adverse Effect, (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not either violate the specific representations contained in the last sentence of this Section 6.3 or, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (e) has good record and marketable title to, or a valid leasehold interest in and right to use, the Property material to its business and operations free and clear of Liens other than Permitted Liens.

         6.4      CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS .

         Each of the Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Credit Parties (other than those which have been obtained,) or with the validity or enforceability of any Credit Document against the Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which the Credit Parties are a party has been duly executed and delivered on behalf of such Credit Parties. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of such Credit Parties enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         6.5      NO LEGAL BAR; NO DEFAULT.

         The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the Extensions of Credit will not violate any Requirement of Law or any Contractual Obligation of any member of the Consolidated Group (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. No member of the Consolidated Group is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         6.6      NO MATERIAL LITIGATION.

         Except as set forth in Schedule 6.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the members of the Consolidated Group, threatened by or against any member of the Consolidated Group or against any of their respective properties or revenues (a) with respect to the Credit Documents or any Extension of Credit or any of the transactions contemplated hereby, or (b) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

         6.7      INVESTMENT COMPANY ACT.

         No member of the Consolidated Group is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         6.8      FEDERAL REGULATIONS.

         No part of the proceeds of any Extension of Credit hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No member of the Consolidated Group owns "margin stock" except as identified in the financial statements referred to in Section 6.1 and the aggregate value of all "margin stock" owned by each member of the Consolidated Group does not exceed 25% of the value of its assets.

         6.9      ERISA.

         Except as would not reasonably be expected to result in a Material Adverse Effect:

         (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the members of the Consolidated Group, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

         (b) The actuarial present value of all "benefit liabilities" under all Single Employer Plans (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of all such Plans.

         (c) No member of the Consolidated Group nor any ERISA Affiliate has incurred, or, to the best knowledge of any member of the Consolidated Group, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. No member of the Consolidated Group nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if a member of the Consolidated Group or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No member of the Consolidated Group nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the members of the Consolidated Group, reasonably expected to be in reorganization, insolvent, or terminated.

         (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject a member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

         (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of each member of the Consolidated Group and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the Financial Statements in accordance with FAS 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and
Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

         (f) Neither the execution and delivery of this Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Sections 406 or 407 of ERISA, or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the members of the Consolidated Group in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.17, received at least three Business Days before the consummation of the Extension of Credit with respect to which this representation is made, with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the continued validity of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), or any successor thereto, or compliance with regulations issued under Section 401(c)(1)(A) of ERISA, which provides relief from the restrictions of certain portions of Sections 406 and 407 of ERISA and the taxes imposed by Section 4975 of the Code for certain transactions involving an insurance company general account.

         6.10     ENVIRONMENTAL MATTERS.

         Except to the extent that all of the following, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

         (a) To the best knowledge of the members of the Consolidated Group, the facilities and properties owned, leased or operated by each of the members of the Consolidated Group (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

         (b) To the best knowledge of the members of the Consolidated Group, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by each of the members of the Consolidated Group (the "Business").

         (c) No member of the Consolidated Group has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does any member of the Consolidated Group have knowledge that any such notice will be received or is being threatened.

         (d) To the best knowledge of the members of the Consolidated Group, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best of the knowledge of the members of the Consolidated Group, threatened, under any Environmental Law to which any of the members of the Consolidated Group is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

         (f) To the best knowledge of the members of the Consolidated Group, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any member of the Consolidated Group in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

         6.11     PURPOSE OF EXTENSIONS OF CREDIT.

         The Extensions of Credit will be used (i) to refinance existing outstanding indebtedness of the Borrower and (ii) for working capital and other general corporate purposes of the members of the Consolidated Group, including acquisitions not restricted by Section 8.3(d) hereof.

         6.12     CONSOLIDATED GROUP.

         Set forth on Schedule 6.12 is a complete and accurate list as of the Closing Date of all Subsidiaries of the Borrower and of the share ownership of the Borrower and each such Subsidiary. Information on the attached Schedule
6.12 includes state of organization; the number of shares of each class of capital stock or partnership or other equity interests (identified by type) outstanding; the number and percentage of outstanding shares of each class of stock or percentage of ownership interest; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding capital stock and partnership and other equity interests of all such members of the Consolidated Group are validly issued, fully paid and non-assessable and are owned, free and clear of all Liens (other than Liens permitted hereunder). There are no outstanding options or other rights pertaining to the partnership or other equity interests of the members of the Consolidated Group, and no voting trusts, shareholders' or partners' agreements (other than the partnership agreements relating to the formation, organization, operation and governance of the partnerships, copies of which have been provided to the Agent and the Lenders) or similar agreement affecting either ownership of or the right to vote such partnership interests.

         6.13     INTELLECTUAL PROPERTY.

         Each member of the Consolidated Group owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any member of the Consolidated Group know of any valid basis for any such claim. The use of the Intellectual Property and of marks, names, technology, know-how and processes by the members of the Consolidated Group do not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         6.14     NO BURDENSOME RESTRICTIONS.

         No Requirement of Law or Contractual Obligation of any member of the Consolidated Group could reasonably be expected to have a Material Adverse Effect. Each of the members of the Consolidated Group have obtained, and maintained in force and effect, all licenses, permits, franchises or other governmental authorizations material to the ownership or use of the Property used in its business and in the conduct of its business and operations, except to the extent as would not have a Material Adverse Effect.

         6.15     TAXES.

         Each member of the Consolidated Group has filed, or caused to be filed, all material tax returns (Federal, state, local and foreign) required to be filed and paid all taxes shown thereon to be due (including interest and penalties) and has paid all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing (or necessary to preserve any Liens in favor of the Lenders) by it, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP, or as the case may be, appropriate reserves under local generally accepted accounting principles. None of the Credit Parties is aware of any proposed material tax assessments against any member of the

Consolidated Group.


                                   SECTION 7

                             AFFIRMATIVE COVENANTS

         Each of the members of the Consolidated Group party hereto covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Loans or LOC Obligations remain outstanding and all amounts owing hereunder or in connection herewith, have been paid in full, each of the members of the Consolidated Group party hereto shall:

         7.1      FINANCIAL STATEMENTS.

         Furnish to each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year audited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of the fiscal year and the related audited consolidated statements of income, retained earnings, shareholders' equity and cash flows for such year; and audited by Ernst & Young LLP or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

                  (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters, a company-prepared consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the quarter and the related Borrower-prepared consolidated statements of income and retained earnings for such quarterly period and cash flows for the fiscal year to date; in each case setting forth in comparative form the consolidated figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable (but not for any period prior to the Closing Date), in each case subject to normal recurring year-end audit adjustments.

         All such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and
         (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants and disclosed therein) and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in
         Section 1.3.

         7.2      CERTIFICATES; OTHER INFORMATION.

         Furnish to each of the Lenders:

                  (a) Accountant's Certificate and Reports. Concurrently with the delivery of the financial statements referred to in subsection 7.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate.

                  (b) Officer's Certificate. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b) above, a certificate of a Responsible Officer stating that, to the best of such

         Responsible Officer's knowledge and belief, (i) the financial statements fairly present the financial condition of the parties covered by such financial statements in all material respects, (ii) during such period the members of the Consolidated Group have observed or performed all of their covenants and other agreements in all material respects, and satisfied in all material respects every material condition, contained in this Credit Agreement to be observed, performed or satisfied by them, (iii) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (iv) such certificate shall include the calculations required to indicate compliance with Section 7.9. A form of Officer's Certificate is attached as Schedule 7.2(b).

                  (c) Public Information. Within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection 7.1) and other financial information which any member of the Consolidated Group sends to its public stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which any member of the Consolidated Group may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority.

                  (d) Other Information. Promptly, such additional financial and other information as the Agent, at the request of any Lender, may from time to time reasonably request.

         7.3      NOTICES.

         Give notice to the Agent (which shall promptly transmit such notice to each Lender) of:

                  (a)      Defaults. Immediately (and in any event within two
         (2) Business Days) after any Credit Party knows or has reason to know thereof, the occurrence of any Default or Event of Default.

                  (b) Contractual Obligations. Promptly, any default or event of default under any Contractual Obligation of any member of the Consolidated Group which would reasonably be expected to have a Material Adverse Effect.

                  (c) Legal Proceedings. Promptly, any litigation, or any investigation or proceeding (including without limitation, any environmental proceeding) known to any member of the Consolidated Group, or any material development in respect thereof, affecting any member of the Consolidated Group which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

                  (d) ERISA. Promptly, after any Responsible Officer of the Borrower knows or has reason to know of (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against any of their ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the members of the Consolidated Group or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto (except where such failure is not material in amount or in the duration of any delay in payment); or
         (iv) any change in the funding status of any Plan that reasonably could be expected to have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, the members of the Consolidated Group shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (e) Other. Any other development or event which a Responsible Officer determines could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Credit Parties propose to take with respect thereto.

         7.4      PAYMENT OF OBLIGATIONS.

         Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all material obligations of each member of the Consolidated Group of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP (or its equivalent for any foreign entity) with respect thereto have been provided on the books of the Consolidated Group, as the case may be.

         7.5      CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

         Continue to engage in business of the same general type as now conducted by it on the date hereof and similar or related businesses and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

         7.6      MAINTENANCE OF PROPERTY; INSURANCE.

         Keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, full information as to the insurance carried.

         7.7      INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

         Keep proper books of records and account in which full, true and correct entries in conformity with GAAP (or its equivalent for any foreign entity) and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Agent, the Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Credit Parties may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time, and to discuss the business, operations, properties and financial and other condition of the members of the Consolidated Group with officers and employees of the members of the Consolidated Group and with their independent certified public accountants. The cost of the inspection referred to in the preceding sentence shall be borne by the Lenders unless an Event of Default has occurred and is continuing, in which case the cost of such inspection shall be borne by the Credit Parties.

         7.8      ENVIRONMENTAL LAWS.

                  (a) Comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the members of the Consolidated Group or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the negligence or misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Loans and all other amounts payable hereunder, and termination of the Commitments.

         7.9      FINANCIAL COVENANTS.

                  (a) Ratio of Consolidated Funded Debt to Consolidated Total Capitalization. There shall be maintained as of the end of each fiscal quarter (commencing with the fiscal quarter ending March 31, 2000), a ratio of Consolidated Funded Debt to Consolidated Total Capitalization of not greater than .40 to 1.0.

                  (b) Consolidated Leverage Ratio. There shall be maintained, as of the end of each fiscal quarter (commencing with the fiscal quarter ending March 31, 2000), a Consolidated Leverage Ratio of not greater than 3.0 to 1.0:

                  (c) Consolidated Fixed Charge Coverage Ratio. There shall be maintained, as of the end of each fiscal quarter (commencing with the fiscal quarter ending March 31, 2000), a Consolidated Fixed Charge Coverage Ratio of at least 2.5 to 1.0:

         7.10     AGENCY FEES.

         Pay to the Agent the annual agency fee and comply with the other agreements provided for in the Agent's Fee Letter.

         7.11     ADDITIONAL GUARANTIES AND STOCK PLEDGES.

         If a Subsidiary of the Borrower becomes a Material Subsidiary, then the Borrower will promptly notify the Agent thereof and cause such Material Subsidiary to:

                  (a) execute a Guarantor Joinder Agreement (or in lieu thereof with respect to any Foreign Subsidiary which is a Material Subsidiary, the Borrower shall deliver stock certificates and related pledge agreement evidencing the pledge of 66% of the Voting Stock of such Foreign Subsidiary, together, with undated stock transfer powers executed in blank, such pledge agreement to secure on a pari passu basis the obligations of the Credit Parties under the Credit Documents and the Indebtedness permitted by Section 8.1(g) (each such Foreign Subsidiary that has had 66% of its Voting Stock pledged to the Agent is referred to herein as a "Covered Foreign Subsidiary"); and

                  (b) deliver such supporting resolutions, incumbency certificates, corporate formation and organizational documentation and opinions of counsel as the Agent may reasonably request.


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In addition, if all Subsidiaries of the Borrower that are not Guarantors or
Covered Foreign Subsidiaries (collectively, the "Non-Covered Subsidiaries") shall, as of any date of determination and determined on a consolidated basis, collectively account for (or have attributed to them) during the most recently ended four fiscal quarter period 20% or more of the Consolidated EBITDA or assets of the Consolidated Group (the "Threshold Requirement"), then the Borrower will promptly notify the Agent thereof and cause one or more of such Non-Covered Subsidiaries to satisfy clauses (a) and (b) above such that immediately after the joinder of such Subsidiaries as Guarantors hereunder (or, in the case of Foreign Subsidiaries, the pledge of 66% of the Voting Stock of such Subsidiaries), the remaining Non-Covered Subsidiaries shall not exceed the Threshold Requirement.


                                   SECTION 8

                               NEGATIVE COVENANTS

         Each of the members of the Consolidated Group party hereto covenants and agrees that on the Closing Date, and so long as this Credit Agreement is in effect and until the Commitments have been terminated, no Loans or LOC Obligations remain outstanding and all amounts owing hereunder or in connection herewith, have been paid in full, no member of the Consolidated Group shall:

         8.1      INDEBTEDNESS.

         Contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness of the Borrower and its Subsidiaries set forth in Schedule 8.1 (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

                  (c) purchase money Indebtedness (including Capital Leases or Synthetic Leases) hereafter incurred by the Borrower or any of its Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all such Persons taken together shall not exceed an aggregate principal amount of $5,000,000 at any one time outstanding (including any such Indebtedness referred to in subsection (b) above); (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and
         (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (d) obligations of the Borrower or any of its Subsidiaries in respect of Hedging Agreements entered into in order to manage existing or anticipated interest rate or exchange rate risks and not for speculative purposes;

                  (e)      intercompany Indebtedness, provided that:

                           (i) with respect to any Non-Covered Subsidiary, the aggregate amount of intercompany
                  Indebtedness incurred by such Subsidiary shall not exceed $5,000,000 at any time outstanding;

                           (ii)     with respect to all Non-Covered
                  Subsidiaries, the aggregate amount of intercompany Indebtedness incurred by such Subsidiaries collectively shall not exceed $10,000,000 at any time outstanding;

                           (iii) with respect to any Covered Foreign
                  Subsidiary, the aggregate amount of intercompany Indebtedness incurred by such Subsidiary in excess of what is in existence on the Closing Date and listed on Schedule 8.1 shall not exceed $5,000,000 at any time outstanding;


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                           (iv) with respect to all Covered Foreign
                  Subsidiaries, the aggregate amount of intercompany Indebtedness incurred by such Subsidiaries collectively in excess of what is in existence on the Closing Date and listed on Schedule 8.1 shall not exceed $15,000,000 at any time outstanding.

                  (f) Indebtedness (i) assumed in connection with acquisitions (so long as such Indebtedness was not incurred in anticipation of the respective acquisition), (ii) of newly acquired Subsidiaries acquired in acquisitions (so long as such Indebtedness was not incurred in anticipation of the respective acquisition) and
         (iii) owed to the seller in any acquisition constituting part of the purchase price thereof, so long as in the case of each of clauses (i),
         (ii) and (iii) the respective acquisition did not violate Section
         8.3(d);

                  (g) Indebtedness of the Borrower and its Subsidiaries pursuant to a $15,000,000 revolving credit facility extended by Bank of America;

                  (h) guaranty agreements executed by the Borrower guaranteeing obligations of Sykes Health Plan Services, Inc. to its lender or lenders provided the aggregate amount guaranteed thereunder shall not exceed $50,000,000 at any time outstanding;

                  (i) one or more letters of credit issued for the account of the Borrower and for the benefit of Perot Systems, Inc. ("Perot"), not to exceed in the aggregate $30,000,000; and

                  (j) other Indebtedness which shall not exceed $5,000,000 in the aggregate at any time outstanding.

         8.2      LIENS.

         Contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for:

                  (a) Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                  (c) Liens (other than Liens created or imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (d) Liens in connection with attachments or judgments (including judgment or appeal bonds) provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                  (e) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or


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


         irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                  (f) Liens on Property securing purchase money Indebtedness (including Capital Leases) to the extent permitted under
         Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

                  (g) leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any Subsidiary;

                  (h) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

                  (i) Liens existing as of the Closing Date and set forth on Schedule 8.2; provided that (i) no such Lien shall at any time be extended to or cover any Property other than the Property subject thereto on the Closing Date and (ii) the principal amount of the Indebtedness secured by such Liens shall not be extended, renewed, refunded or refinanced;

                  (j) Liens on property of the Borrower or any of its Subsidiaries created solely for the purpose of securing Indebtedness permitted by subsection 8.1(f) (so long as in the case of clauses (i) and (ii) thereof such Lien was not incurred in anticipation of the related acquisition provided that no such Lien shall extend to or cover any property of the Borrower or such Subsidiary other than the respective property so acquired, and the principal amount of Indebtedness secured by any such Lien shall at no time exceed the original purchase price of such property;

                  (k)      Liens under the Pledge Agreements; and

                  (l) other Liens provided that the Indebtedness secured by such Liens shall not exceed $5,000,000 in the aggregate at any time outstanding.

         8.3 CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, CAPITAL EXPENDITURES, ETC.

         (a) Dissolve, liquidate or wind up their affairs, except (i) in connection with a disposition of assets permitted by the terms of subsection
(c) hereof and (ii) except for the dissolution and liquidation of a Subsidiary that is not a Credit Party where the Parent or another Subsidiary receives the assets of such Subsidiary;

         (b) Enter into any transaction of merger or consolidation; provided, however, that, so long as no Default or Event of Default would be directly or indirectly caused as a result thereof,

                  (i) the Borrower may enter into any such merger of consolidation transaction so long as the Borrower is the surviving corporation; and

                  (ii) a Subsidiary may merge or consolidate with any Person provided that if such Subsidiary is a Credit Party and is not the surviving corporation, such surviving corporation shall execute and deliver to the Agent credit documents substantially similar to the Credit Documents executed by such non-surviving Subsidiary;

         (c) Sell, transfer or otherwise dispose of any Property (including without limitation pursuant to any sale and leaseback transaction) other than (i) the sale of inventory in the ordinary course of business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (iii) temporary intercompany transfers of accounts receivable owned by any Credit Party incorporated or organized in Florida in accordance with the Borrower's customary practices and (iv) others sales, transfers or dispositions of Property to the extent that the aggregate net book value of such Property sold, transferred or otherwise disposed of in any fiscal year shall not exceed 15% of the assets of the Consolidated Group for the prior fiscal year;


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


         (d) Acquire all or any portion of the capital stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person, unless (i) the aggregate cash cost of any such individual acquisition (which includes assumed Indebtedness) in any fiscal year shall not exceed $50,000,000; and (ii) the aggregate cash cost of all such acquisitions (which shall include assumed Indebtedness) shall not in any fiscal year exceed $100,000,000 (on a non-cumulative basis); provided, however, the foregoing restrictions shall only be applicable in any fiscal year if Consolidated Funded Debt exceeds cash and Cash Equivalents of the Consolidated Group as of the last day of such fiscal year;

         (e) Make Capital Expenditures in any fiscal year in excess of 25% of revenues for the prior fiscal year; provided, however, the foregoing restriction shall only be applicable in any fiscal year if Consolidated Funded Debt exceeds cash and Cash Equivalents of the Consolidated Group as of the last day of such fiscal year.

         8.4      INVESTMENTS.

         Make an Investment in any Person except for Investments which are consistent with the Borrower's investment policy set forth in Schedule 8.4.

         8.5      TRANSACTIONS WITH AFFILIATES.

         Enter into or permit to exist any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than where such transactions are on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

         8.6      FISCAL YEAR.

         Change its fiscal year from a calendar year.

         8.7      RESTRICTED PAYMENTS.

         Make or permit any Restricted Payments if such Restricted Payment would cause the Borrower to be in violation of any of the financial covenants set forth in Section 7.9.

         8.8      SALE LEASEBACKS.

         Directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which such Person has sold or transferred or is to sell or transfer to any other Person other than a Credit Party or (ii) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease.

         8.9      NO FURTHER NEGATIVE PLEDGES.

         Except with respect to prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby), no member of the Consolidated Group will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation.


                                   SECTION 9


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


                               EVENTS OF DEFAULT

         9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

         (a)      Payment. Any Credit Party shall

                  (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                  (ii)     default, and such defaults shall continue for five
         (5) or more Business Days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith; or

         (b) Representations. Any representation, warranty or statement made or deemed to be made herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

         (c)      Covenants.

                  (i) A default in the due performance or observance of any term, covenant or agreement contained in Section 7.2, 7.3(a), 7.9, 7.11, or 8.1 through 8.9, inclusive, or

                  (ii) A default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

         (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any material term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) except as to the Credit Party which is dissolved, released or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or disposition permitted by Section 8.3(a), Section 8.3(b) or Section 8.3(c), any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders any material part of the Liens, rights, powers and privileges purported to be created thereby; or

         (e) Guaranties. Except as to the Credit Party which is dissolved, released or merged or consolidated out of existence as the result of or in connection with a dissolution, merger or disposition permitted by Section 8.3(a), Section 8.3(b) or Section 8.3(c), the guaranty given by any Guarantor hereunder or any material provision thereof shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

         (f) Bankruptcy, etc. Any Bankruptcy Event shall occur with respect to any member of the Consolidated Group; or

         (g)      Defaults under Other Agreements.

                  (i) Any member of the Consolidated Group shall default in the performance or observance


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


         (beyond the applicable grace period with respect thereto, if any) of any material obligation or condition of any contract or lease material to the Consolidated Group, taken as a whole; or

                  (ii) With respect to any Indebtedness (other than Indebtedness outstanding under this Credit Agreement) in excess of $2,500,000 in the aggregate for the Consolidated Group taken as a whole, (A) (1) any member of the Consolidated Group shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

         (h) Judgments. Any member of the Consolidated Group shall fail within 30 days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds $1,000,000, and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed; or

         (i) ERISA. Any of the following events or conditions, if such event or condition reasonably could be expected to have a Material Adverse
Effect: (1) any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of a member of the Consolidated Group or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii) a member of the Consolidated Group or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency of (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of
Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject a member of the Consolidated Group or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which a member of the Consolidated Group or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

         (j)      Ownership. There shall occur a Change of Control.

         9.2      ACCELERATION; REMEDIES.

         Upon the occurrence of an Event of Default, and at any time thereafter, the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions:

                  (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Credit Parties to the Agent and/or any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Credit Parties.


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


                  (iii) Cash Collateral. Direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

                  (iv) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

         Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Agent and/or any of the Lenders hereunder automatically shall immediately become due and payable without presentment, demand, protest or the giving of any notice or other action by the Agent or the Lenders, all of which are hereby waived by the Credit Parties.


                                   SECTION 10

                               AGENCY PROVISIONS

         10.1     APPOINTMENT.

         Each Lender hereby designates and appoints Bank of America, N.A. as administrative agent (in such capacity hereunder, the "Agent") of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party or any of their respective Affiliates.

         10.2     DELEGATION OF DUTIES.

         The Agent may execute any of its duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3     EXCULPATORY PROVISIONS.

         The Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates shall not be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or


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received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by the Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties or any of their respective Affiliates.

         10.4     RELIANCE ON COMMUNICATIONS.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b) hereof. The Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5     NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6     NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that each of the Agent and its officers, directors, employees, agents, attorneys-in-fact or affiliates has not made any representations or warranties to it and that no act by the Agent or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties or their respective Affiliates and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower, the other Credit Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be


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


furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower, the other Credit Parties or any of their respective Affiliates which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7     INDEMNIFICATION.

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (and Participation Interests therein) (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Revolving Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrower hereunder and under the other Credit Documents) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may, subject to the foregoing provisions, call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

         10.8     AGENT IN ITS INDIVIDUAL CAPACITY.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the members of the Consolidated Group and their respective Affiliates as though the Agent were not the Agent hereunder. With respect to the Loans made by and all obligations of the Borrower hereunder and under the other Credit Documents, the Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         10.9     SUCCESSOR AGENT.

         The Agent may, at any time, resign upon 20 days' written notice to the Lenders, and be removed with or without cause by the Required Lenders upon 30 days' written notice to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, subject to the consent of the Borrower (such consent not to be unreasonably withheld and such consent not to be required if, at the time of such successor appointment, a Default or Event of Default exists hereunder). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the notice of resignation or notice of removal, as appropriate, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Credit Agreement and the other Credit Documents and the provisions of this Section
10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Credit Agreement.


                                   SECTION 11


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


                                 MISCELLANEOUS

         11.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) if to a Credit Party, the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) if to a Credit Party, the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Credit Parties and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties hereto:

                  if to the Borrower or any Guarantor:

                  Sykes Enterprises, Incorporated
                  100 North Tampa Street, Suite 3900
                  Tampa, Florida  33602
                  Attn:  W. Michael Kipphut
                  Telephone:  (813) 274-1000
                  Telecopy:  (813) 273-0148

                  if to the Agent:

                  Bank of America, N.A.
                  101 N. Tryon Street
                  15th Floor, NC1-001-15-04
                  Charlotte, North Carolina 28255
                  Attn:  Agency Administrative Services
                  Telephone:  (704) 386-4220
                  Telecopy:   (704) 409-0017

         11.2     RIGHT OF SET-OFF.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Person to such Lender hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Section 3.14 or Section 11.3(d) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3     BENEFIT OF AGREEMENT.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that (i) the Credit Parties may not assign or transfer any of their interests and obligations hereunder without the prior written consent of the Lenders, and (ii) the Lenders may assign, transfer and grant participation interests in their interests and obligations hereunder

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
only as provided in this Section 11.3; provided, however, that notwithstanding anything contained herein to the contrary, (A) any Lender may at any time assign or pledge all or any portion of its rights under this Credit Agreement to a Federal Reserve Bank, and (B) any Lender which is a "fund" may at any time assign or pledge all or any portion of its rights under this Credit Agreement to secure such Lender's indebtedness, in each case without the prior written consent of the Borrower or the Agent, provided that each such assignment shall be made in accordance with applicable law and no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate any such assignment, the Borrower shall, at the request of and at the expense of the assigning Lender, duly execute a registered promissory note or notes evidencing the Revolving Loans and other Extensions of Credit made or extended to the Borrower by the assigning Lender hereunder.

                  (b) Assignments. Each Lender may assign all or a portion of its rights and obligations hereunder, pursuant to an assignment agreement substantially in the form of Schedule 11.3(b), to (i) any Lender or any Affiliate or Subsidiary of a Lender, or (ii) any other commercial bank, financial institution, fund which is regularly engaged in making, purchasing or investing in loans or securities or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent (an "Eligible Assignee") and, so long as no Default or Event of Default has occurred and is continuing, of the Borrower, which consent will not be unreasonably withheld or delayed; provided that any such assignment (other than any assignment to an existing Lender) shall be in a minimum aggregate amount of $5,000,000 (or, if less, the remaining amount of the Commitment being assigned by such Lender) of the Commitments. Any assignment hereunder shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $3,500 payable by the transferring Lender to the Agent for its own account from and after the later of (i) the effective date specified in the applicable assignment agreement and (ii) the date of recording of such assignment in the Register pursuant to the terms of subsection (c) below. The assigning Lender will give prompt notice to the Agent and the Borrower of any such assignment. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of, the Borrower as provided herein), the assignee shall become a "Lender" for all purposes of this Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans, other Extensions of Credit and Commitment components being assigned. Along such lines the Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee (at the assigning Lender's expense) separate promissory notes in the amount of their respective interests substantially in the form of the original Note (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause
(i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or any of their respective Affiliates or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.


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


                  (c) Maintenance of Register. The Agent shall maintain at one of its offices in Charlotte, North Carolina a copy of each Lender assignment agreement delivered to it in accordance with the terms of subsection
(b) above and a register for the recordation of the identity of the principal amount, type and Interest Period of each Obligation outstanding hereunder, the names, addresses and the Commitments of the Lenders pursuant to the terms hereof from time to time (the "Register"). The Agent will make reasonable efforts to maintain the accuracy of the Register and to promptly update the Register from time to time, as necessary. The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for scheduled final payment of principal in which the participant is participating, or (C) except as expressly provided in the Credit Documents, release all or substantially all of the Guarantors from their guaranty obligations hereunder, and (iii) sub-participations by the participant (except to an affiliate, parent Borrower or affiliate of a parent Borrower of the participant) shall be prohibited without the consent of the Borrower and the Agent. In the case of any such participation, the participant shall not have any rights under this Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.7, 3.10, 3.11 and 3.12 on the same basis as if it were a Lender.

         11.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agent or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrower or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     PAYMENT OF EXPENSES, ETC.

         The Borrower agrees to: (i) pay all reasonable out-of-pocket costs and expenses (A) of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent), in each case subject to the limitations on such costs and expenses previously agreed upon, and any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement and (B) of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with


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


respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, affiliates, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of (A) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding or (B) the presence or Release of any Materials of Environmental Concern at, under or from any Property owned, operated or leased by the Borrower or any of its Subsidiaries, or the failure by the Borrower or any of its Subsidiaries to comply with any Environmental Law (but excluding, in the case of either of clause (A) or (B) above, any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of negligence or misconduct on the part of the Person to be indemnified).

         11.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any of the other Credit Documents, nor any of the terms hereof or thereof may be amended, modified, supplemented, waived or terminated except with the written consent of the Required Lenders and the Borrower (and the Guarantor directly affected thereby); provided however that no amendment, modification, supplement, waiver, termination or release shall

         (a)      without the consent of each Lender affected thereby:

                  (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note, or any installment thereon;

                  (ii) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) on any Loan or fees hereunder;

                  (iii) increase the Commitments of such Lender over the amount thereof in effect;

                  (iv) except as the result of or in connection with a dissolution, merger or disposition permitted by Section 8.3(a),
         Section 8.3(b) or Section 8.3(c), release all or substantially all of the Guarantors from their guaranty obligations hereunder;

                  (v) except in connection with a dissolution, merger or disposition permitted by Section 8.3(a), Section 8.3(b) or Section 8.3(c), release all or substantially all of the collateral pledged to secure the Loans and other Extensions of Credit hereunder;

                  (vi)     amend, modify or waive any provision of this Section
         11.6 or Section 3.6, 3.7, 3.11, 3.12, 3.13, 3.14, 9.1(a), 11.2, 11.3,
         11.5 or 11.9;

                  (vii) reduce any percentage specified in, or otherwise modify, the definition of "Required Lenders;" or

                  (viii) consent to the assignment of its rights and obligations under (or in respect of) the Credit Documents to which it is a party; and

         (b) No provision of Section 2.2 may be amended without the consent of the Issuing Lender, no provision of Section 2.3 may be amended without the consent of the Swingline Lender and no provision of Section 10 may be amended without the consent of the Agent.

         11.7     COUNTERPARTS.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed


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


and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart.

         11.8     HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     SURVIVAL.

         All indemnities and obligations set forth in Sections 3.10, 3.12, 4.3,
10.7 and 11.5 and all other indemnities set forth herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder, and all representations and warranties made by the Credit Parties herein shall survive delivery of the Notes and the Extensions of Credit hereunder.

         11.10    GOVERNING LAW, SUBMISSION TO JURISDICTION; VENUE.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina, or of the United States for the Western District of North Carolina, and, by execution and delivery of this Credit Agreement, each of the parties hereto hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out notices pursuant to Section 11.1, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any parties hereto in any other jurisdiction.

                  (b) Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                (d) Each of the Foreign Credit Parties (if any) hereby appoints the Borrower (or such other persons as may from time to time be identified to the Agent in writing) as its "New York Service Agent" as its true and lawful attorney in fact in its name, place and stead to accept service of any and all writs, summons and other legal process and any such enforcement proceeding brought in the State of New York and agrees that service of any enforcement proceeding may be made upon such New York Service Agent and that it will take such action as necessary to continue such appointment in full force and effect or to appoint another such agent in the State of New York for service of process.

         11.11    ARBITRATION.

                  (a) Each Foreign Credit Party agrees that at the Required Lenders' sole election any controversy or claim arising out of or relating to this Credit Agreement or any of the Credit Documents, or to the breach


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


         or nonperformance thereof, may be settled immediately by submitting the same to binding arbitration in New York, New York (or such other place as the parties may agree) in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. Upon the request and submission of any controversy or claim for arbitration hereunder, the Agent shall give the Borrower not less than 45 days written notice of the request for arbitration, the nature of the controversy or claim, and the time and place set for arbitration. Each Foreign Credit Party agrees that such notice is reasonable to enable Foreign Credit Party sufficient time to prepare and present its case before the arbitration panel. Judgment on the award rendered by the arbitration panel may be entered in any court in which any action could have been brought or maintained pursuant to
         Section 11.10 or this Section 11 of this Credit Agreement, including without limitation any court of the State of New York or any federal court sitting in New York. The expenses of arbitration shall be paid as provided by the arbitral panel.

                  (b) The provisions of subsection (a) hereof are intended to comply with the requirements of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "Convention"). To the extent that any provisions of subsection (a) hereof are not consistent with or fail to conform to the requirements set out in the Convention, subsection (a) hereof shall be deemed amended to conform to the requirements of the Convention.

                  (c) Each Foreign Credit Party hereby specifically consents and submits to the jurisdiction of the courts of New York and courts of the United States located in New York for purposes of entry of a judgment or arbitration award entered by the arbitration panel.

         11.12    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.13    ENTIRETY.

         This Credit Agreement together with the other Credit Documents represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.14 BINDING EFFECT; REPLACEMENT OF EXISTING LOAN AGREEMENT; TERMINATION.

                  (a) This Credit Agreement shall become effective at such time on or after the Closing Date when it shall have been executed by the Credit Parties, the Lenders and the Agent, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Credit Parties, the Lenders and the Agent and their respective successors and assigns. Each party hereto hereby agrees that, at such time as this Credit Agreement shall have become effective pursuant to the terms of the immediately preceding sentence, (i) the Existing Credit Agreement automatically shall be deemed amended, restated and replaced in its entirety by this Credit Agreement, and all obligations and commitments outstanding under the Existing Credit Agreement shall be governed by the terms of this Credit Agreement (as such obligations or commitments may be modified or amended hereunder) and (ii) the promissory notes executed by the Borrower in connection with the Existing Credit Agreement automatically shall be substituted and replaced by the promissory notes executed in connection with this Credit Agreement. The Credit Parties further agree, upon the request of the Agent, to promptly take such actions, as reasonably requested, as are appropriate to carry out the intent of this Credit Agreement and the other Credit Documents.

                  (b) The term of this Credit Agreement shall commence on the effective date pursuant to subsection (a) above and shall continue until no Loans, Letter of Credit Obligations or any other amounts payable hereunder or under any of the other Credit Documents shall remain outstanding and until the Commitments hereunder shall


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         have expired or been terminated.

         11.15    JUDGMENT CURRENCY.

         (a) Each Credit Party's obligations hereunder to make payments in Dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Agent or such Lender under this Credit Agreement. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent determined in each case as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, such amount payable by the applicable Credit Party shall be reduced or increased, as applicable, such that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         11.16    CONFIDENTIALITY.

         The Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any such Lender by or on behalf of any Credit Party (whether before or after the Closing Date) which relates to the Borrower or any of its Subsidiaries (the "Information"). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives in connection with its participation in any of the transactions evidenced by this Credit Agreement or any other Credit Documents or the administration of this Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information
(A) becomes publicly available other than as a result of a breach of this Credit Agreement or any agreement entered into pursuant to clause (iv) below,
(B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than a Credit Party or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by a Credit Party; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of the Credit Parties to be bound by the terms of this Section 11.16; or (v) to the extent that the Borrower shall have consented in writing to such disclosure. Nothing set forth in this Section
11.16 shall obligate the Agent or any Lender to return any materials furnished by the Credit Parties.

         11.17    SOURCE OF FUNDS.

         Each of the Lenders hereby represents and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

                  (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

                  (b) to the extent that any part of such funds constitutes (x) assets allocated to any separate account maintained by such Lender or (y) assets of an insurance Borrower's general account, such Lender has disclosed to the Borrower the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such Extension of Credit (and, for purposes of this


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


         subsection (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

                  (c) to the extent that any part of such funds constitutes assets of an insurance Borrower's general account, such insurance Borrower has complied with regulations issued with respect to Section 401(c)(1)(A) of ERISA; or

                  (d) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower.

A Lender that is required to make a disclosure to the Borrower under subsection
(b) or (d) shall do so as soon as practicable, but in no event less than 3 Business Days before such funds are used to make an Extension of Credit. As used in this Section 11.17, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         11.18    CONFLICT.

         To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Credit Document, on the other hand, this Credit Agreement shall control.

         11.19    WAIVER OF PAST DEFAULTS UNDER SECTION 8.1(E).

         The Lenders hereby waive any Default or Event of Default that may have existed under the Existing Credit Agreement from the Closing Date referenced therein to the date hereof solely as a result of the Credit Parties' non-compliance with Section 8.1(e) of the Existing Credit Agreement. This is a one-time waiver and shall not be construed to be a waiver (a) as to future compliance with Section 8.1(e) of this Credit Agreement or (b) any other Default or Event of Default that may exist hereunder or under the Existing Credit Agreement.

         11.20    RELEASE OF MCQUEEN INTERNATIONAL LIMITED.

         The Agent and the Lenders hereby release McQueen International Limited from its obligations set forth in that certain Guarantor Joinder Agreement dated as of February 27, 1998.


                 [Remainder of Page Intentionally Left Blank.]



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


         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.



BORROWER:            SYKES ENTERPRISES, INCORPORATED



                     By:
                        -------------------------------------------------------
                     Name:
                     Title:


GUARANTORS:          SHPS, INC.



                     By:
                        -------------------------------------------------------
                     Name:
                     Title:



                     SYKES REALTY, INC.



                     By:
                        -------------------------------------------------------
                     Name:
                     Title:



                     SYKES E-COMMERCE INCORPORATED



                     By:
                        -------------------------------------------------------
                     Name:
                     Title:

LENDERS: BANK OF AMERICA, N.A., formerly NationsBank, N.A., individually in its capacity as a Lender and in its capacity as Agent



                     By:
                        -------------------------------------------------------
                     Name:
                     Title:



                     SUNTRUST BANK



                     By:
                        -------------------------------------------------------
                     Name:
                     Title:



                     BANQUE NATIONALE DE PARIS,
                     HOUSTON AGENCY



                     By:
                        -------------------------------------------------------
                     Name:
                     Title:



                     FLEET NATIONAL BANK



                     By:
                        -------------------------------------------------------
                     Name:
                     Title:



                     BANK ONE, NA (formerly known as The First National Bank of Chicago)



                     By:
                        -------------------------------------------------------
                     Name:
                     Title:



                     SOUTHTRUST BANK, NATIONAL ASSOCIATION



                     By:
                        -------------------------------------------------------
                     Name:
                     Title:



                     FIRST UNION NATIONAL BANK



                     By:
                        -------------------------------------------------------
                     Name:
                     Title:


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